EXHIBIT 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE: April 23, 2008	FOR MORE INFORMATION, CONTACT: David D. Brown (276) 326-9000
First Community Bancshares, Inc. Announces First Quarter Earnings and
Strong Credit Quality
Bluefield, Virginia — First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) today reported that first quarter earnings were $6.31 million, or $0.57 per diluted share. This represents an 11.40% decrease over first quarter 2007 earnings of $7.12 million, or $0.63 diluted earnings per share. Return on average assets was 1.21% for the first quarter of 2008 compared with 1.42% for the first quarter of 2007. Return on average equity for the first quarter of 2008 was 11.66%, compared to 13.33% for the same period in 2007.
John M. Mendez, President and Chief Executive Officer, said, “In these turbulent times, I am pleased that our asset quality measures have held up nicely. We remain vigilant over asset quality, which has led to lower new loan production levels.” Mr. Mendez continued, “We now have our Small Business Lending Division running at full pace and have brought our levels of commercial lending staff back close to optimal levels. This leaves First Community well positioned to take advantage of future growth opportunities as real estate markets rebound.”
The Company continues to see non-performing assets at historically low levels. At the close of the first quarter, nonaccrual loans remained near record lows at $3.14 million, or 0.27% of total loans. Other real estate owned was $400 thousand. The Company made a $323 thousand provision for loan losses in the first quarter. The modest loan loss provision reflects the Company’s annualized net charge-off percentage for the first quarter of only 10 basis points.
The Company’s first quarter results reflect significant margin compression and loan portfolio declines. The margin compression stems from the 200 basis point decline in prime loan rates which could not be absorbed within the quarter.
Non-interest income of $9.14 million was an improvement of 75.28% compared with first quarter 2007 of $5.22 million. During the first quarter, the Company sold investment securities resulting in gains totaling $1.82 million. Service charges on deposit accounts increased by 28.64%, and other service charges and fees improved 28.85%. The first quarter included $1.34 million in insurance commission revenues from GreenPoint Insurance Group. The Company acquired GreenPoint Insurance Group, a High Point, North Carolina, insurance agency near the end of third quarter 2007. GreenPoint is a full-service insurance agency offering commercial and personal lines, property and casualty, life, and health insurance.
Also during the first quarter, the Company prepaid a $25.00 million advance from the FHLB. The advance had a fixed rate of 5.47% and the prepayment resulted in a penalty of approximately $1.65 million. The Company did not replace the borrowing as it remains in a strong liquidity position.
Financial Highlights
First Quarter 2008
•	Interest income was $29.55 million, a decrease of $1.14 million, or 3.71%, from first quarter 2007. The decrease was due primarily to decreases in loan yields and average loans. The yield on loans dropped to 7.09% from 7.54% and average loans decreased $60.15 million to $1.21 billion from first quarter 2007. At the same time, the Company has added to its investment portfolio, and first quarter 2008 average investments increased $82.97 million, or 15.02%, compared to first quarter 2007.

•	Net interest income was down $655 thousand, or 3.85%, from the first quarter of 2007. First quarter interest expense decreased $484 thousand, or 3.54%, from 2007. The Company has been proactively managing down interest costs on deposit accounts in response to actions taken by the Federal Reserve that lowered the target overnight borrowing rate 200 basis points during the first quarter. First quarter deposit costs decreased $559 thousand compared to the first quarter of 2007, while the average rate paid on interest-bearing deposits decreased 21 basis points to 3.03%. Compared to 2007, interest costs on borrowings increased $75 thousand to $4.45 million, while the average balance increased $69.18 million as the Company added additional wholesale borrowings during the second quarter of 2007. First quarter cost of interest-bearing liabilities decreased 30 basis points compared to last year. Average interest bearing liabilities increased $68.32 million, or 4.35%, compared with first quarter 2007. Tax equivalent net interest margin was 3.78%.
•	Wealth management revenues decreased $119 thousand, or 11.69%, compared with the first quarter of 2007 as trust revenue decreased $211 thousand and investment advisory revenue increased $88 thousand. Service charges on deposit accounts increased $690 thousand, or 28.64%. Other service charges and fees increased $251 thousand, or 28.85%. Insurance commissions were $1.34 million for the first quarter of 2007. Insurance commissions are derived from GreenPoint Insurance Group, a September 2007 acquisition. Other operating income increased 8.75% to $858 thousand.
•	Total non-interest expenses for the first quarter of 2008 increased $4.13 million, or 33.93%, from first quarter 2007. The first quarter 2008 includes a penalty of $1.65 million the Company incurred as a result of prepayment of a $25.00 million FHLB convertible advance. Salaries and benefits increased $1.38 million, or 21.51%, from the first quarter of 2007. GreenPoint accounted for approximately $645 thousand of the increase. The Company’s new Small Business Lending Division and new branches accounted for $101 thousand and $313 thousand of the increase, respectively. The Company also deferred $281 thousand less in salaries and benefits costs through FAS 91 as a result of lower loan production, and saw increases in health care costs of $111 thousand (exclusive of GreenPoint). Occupancy and furniture and equipment fixtures increased due to the new branches that were opened throughout 2007 and the addition of operating expenses at GreenPoint. Other non-interest expenses increased $857 thousand, or 22.77%, compared to the first quarter of 2007 and included $200 thousand of expenses at GreenPoint, $138 thousand of increased account promotion and marketing expenses, $136 thousand in increased professional accounting expenses, and $77 thousand in increased consulting fees expenses. The first quarter efficiency ratio was 58.00% compared to 51.13% in 2007.
•	Credit quality remains very sound. Loan delinquencies as a percent of total loans decreased to 0.65% at March 31, 2008, compared with 0.98% at December 31, 2007. The ratio of allowance for loan losses as a percent of loans held for investment was 1.09% compared with 1.05% at December 31, 2007. Non-performing assets remained stable at $3.54 million compared with $3.47 million at December 31, 2007. Non-performing assets as a percentage of loans held for investment and other real estate were 0.30% compared with 0.28% at December 31, 2007.
•	Net charge-offs in the first quarter of 2008 were $294 thousand compared to $39 thousand in the first quarter of 2007. The Company made a provision for loan losses of $323 thousand in the first quarter of 2008 compared with no provision in the first quarter of 2007.
•	Since year-end 2007, consolidated assets have decreased $84.73 million to $2.07 billion. Included in that decrease is the prepayment of a $25.00 million FHLB and a decrease of $46.00 million in the loan portfolio. The rapid decrease in the interest rate environment and higher levels of liquidity has led the Company to bid less aggressively for higher-cost time deposits as it seeks to manage overall deposit funding cost.
•	Total stockholders’ equity for the Company was $208.98 million, resulting in a book value per common share outstanding of $18.98 compared to $217.10 million and $19.61 per common share at December 31, 2007. The decrease in total equity principally reflects the increase in accumulated other comprehensive loss as a result of lower valuations on the Company’s securities portfolio and interest rate swap. During the first quarter of 2008, the Company repurchased 67,300 shares at an average cost of approximately $32.23 per share.
•	The first quarter cash dividend to shareholders was $0.28 per share. 2008 is expected to be the 17th consecutive year of dividend increases to shareholders.
The Company will host an investor and media teleconference and webcast on Wednesday, April 23, 2008, at 11:00 a.m. To access the teleconference, the toll-free number to call is (877) 407-8033. Alternatively, individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Current News Releases section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s first quarter 2008 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail. To request a copy, contact David D. Brown, Chief Financial Officer, at (800) 425-0839.
First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.07 billion financial holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through fifty-seven locations and four wealth management offices in the five states of Virginia, West Virginia, North Carolina, South Carolina, and Tennessee. First Community Bank, N. A. offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm, which offers wealth management and investment advice. The Company’s wealth management group managed assets with a market value of $823 million at March 31, 2008. First Community is also the parent company of GreenPoint Insurance Group, Inc., a full-service insurance agency located in High Point, North Carolina. First Community Bancshares, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”. Additional investor information can be found on the Internet at www.fcbinc.com.
This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Consolidated Statements of Income

		Three Months Ended
		March 31,
(In Thousands, Except Share and Per Share Data)(Unaudited)		2008	2007
Interest	Interest and fees on loans held for investment	$21,237	$23,519
Income	Interest on securities-taxable	6,067	4,981
	Interest on securities-nontaxable	2,063	1,912
	Interest on federal funds sold and deposits	180	274

	Total interest income	29,547	30,686

Interest	Interest on deposits	8,741	9,300
Expense	Interest on borrowings	4,446	4,371

	Total interest expense	13,187	13,671

	Net interest income	16,360	17,015
	Provision for loan losses	323	—

	Net interest income after provision for loan losses	16,037	17,015

Non-Interest	Wealth management income	899	1,018
Income	Service charges on deposit accounts	3,099	2,409
	Other service charges and fees	1,121	870
	Insurance commissions	1,344	—
	Gain on sale of securities	1,820	129
	Other operating income	858	789

	Total non-interest income	9,141	5,215

Non-Interest	Salaries and employee benefits	7,790	6,411
Expense	Occupancy expense of bank premises	1,164	1,057
	Furniture and equipment expense	901	823
	Amortization of intangible assets	160	103
	Prepayment penalty	1,647	—
	Other operating expense	4,621	3,764

	Total non-interest expense	16,283	12,158

	Income before income taxes	8,895	10,072
	Income tax expense	2,583	2,948

	Net income	$6,312	$7,124

	Basic earnings per common share (EPS)	$0.57	$0.63
	Diluted earnings per common share (DEPS)	$0.57	$0.63
	Weighted Average Shares Outstanding:
	Basic	11,029,931	11,259,375
	Diluted	11,107,610	11,346,828
	For the period:
	Return on average assets	1.21%	1.42%
	Return on average equity	11.66%	13.33%
	Return on average tangible equity	17.53%	18.92%
	Cash dividends per share	$0.28	$0.27
	At period end:
	Book value per share	$18.98	$19.33
	Market value	$36.42	$39.00

First Community Bancshares, Inc.
Quarterly Performance Summary
Income Statements

		As of and for the Quarter Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
(In Thousands, Except Share and Per Share Data)(Unaudited)		2008	2007	2007	2007	2007
Interest	Interest and fees on loans held for investment	$21,237	$23,100	$23,478	$23,404	$23,519
Income	Interest on securities-taxable	6,067	6,942	6,772	6,030	4,981
	Interest on securities-nontaxable	2,063	2,050	2,078	2,150	1,912
	Interest on federal funds sold and deposits	180	102	404	395	274

	Total interest income	29,547	32,194	32,732	31,979	30,686

Interest	Interest on deposits	8,741	9,626	10,083	9,748	9,300
Expense	Interest on borrowings	4,446	5,425	5,506	5,217	4,371

	Total interest expense	13,187	15,051	15,589	14,965	13,671

	Net interest income	16,360	17,143	17,143	17,014	17,015
	Provision for loan losses	323	717	—	—	—

	Net interest income after provision for loan losses	16,037	16,426	17,143	17,014	17,015

Non-Int	Wealth management income	899	949	908	1,005	1,018
Income	Service charges on deposit accounts	3,099	3,310	3,006	2,662	2,409
	Other service charges, commissions and fees	1,121	991	902	837	870
	Insurance commissions	1,344	1,142	—	—	—
	Gain on sale of securities	1,820	202	50	30	129
	Other operating income	858	1,455	1,154	1,013	789

	Total non-interest income	9,141	8,049	6,020	5,547	5,215

Non-Int	Salaries and employee benefits	7,790	6,728	6,544	6,165	6,411
Expense	Occupancy expense of bank premises	1,164	1,170	933	1,020	1,057
	Furniture and equipment expense	901	923	844	780	823
	Amortization of intangible assets	160	154	105	105	103
	Prepayment penalty	1,647	—	—	—	—
	Other operating expense	4,621	4,419	4,410	4,005	3,764

	Total non-interest expense	16,283	13,394	12,836	12,075	12,158

	Income before income taxes	8,895	11,081	10,327	10,486	10,072
	Income tax expense	2,583	3,328	3,011	3,047	2,948

	Net income	$6,312	$7,753	$7,316	$7,439	$7,124

Per	Basic EPS	$0.57	$0.70	$0.65	$0.66	$0.63
Share	Diluted EPS	$0.57	$0.69	$0.65	$0.66	$0.63
	Cash dividends per share	$0.28	$0.27	$0.27	$0.27	$0.27
	Weighted Average Shares Outstanding:
	Basic	11,029,931	11,120,938	11,179,322	11,260,868	11,259,375
	Diluted	11,107,610	11,205,292	11,230,220	11,320,227	11,346,828
	Actual shares outstanding at period end	11,012,574	11,069,646	11,175,550	11,232,466	11,271,302
	Book Value per share at period end	$18.98	$19.61	$19.43	$19.25	$19.33
	Market Value per share at period end	$36.42	$31.89	$36.23	$31.19	$39.00

First Community Bancshares, Inc.
Quarterly Balance Sheets
(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(In Thousands)	2008	2007	2007	2007	2007
Cash and due from banks	$44,004	$50,051	$39,877	$40,879	$42,394
Interest-bearing deposits with banks	33,111	2,695	19,427	33,380	17,082
Securities available for sale	598,853	664,120	671,360	658,901	612,977
Securities held to maturity	12,075	12,075	12,548	13,177	19,266
Loans held for sale	2,116	811	2,294	1,818	1,068
Loans held for investment, net of unearned income	1,179,504	1,225,502	1,239,207	1,243,076	1,258,847
Less allowance for loan losses	12,862	12,833	13,190	13,934	14,510

Net loans	1,166,642	1,212,669	1,226,017	1,229,142	1,244,337
Premises and equipment	49,444	48,383	46,702	42,274	38,381
Other real estate owned	400	545	211	593	600
Interest receivable	9,742	12,465	13,289	12,892	11,835
Intangible assets	71,239	70,056	69,104	62,017	62,092
Other assets	77,487	75,968	73,817	73,522	65,763

Total Assets	$2,065,113	$2,149,838	$2,174,646	$2,168,595	$2,115,795

Deposits:
Demand	$224,097	$224,087	$224,297	$241,423	$242,254
Interest-bearing demand	172,864	153,570	143,719	143,080	148,735
Savings	305,725	327,691	348,457	333,855	325,454
Time	656,267	688,095	686,564	703,602	703,141

Total Deposits	1,358,953	1,393,443	1,403,037	1,421,960	1,419,584
Interest, taxes and other liabilities	22,293	21,454	20,120	21,000	20,522
Federal funds purchased	—	18,500	15,600	—	45,000
Securities sold under agreements to repurchase	208,000	207,427	226,784	217,987	220,198
FHLB and other indebtedness	266,889	291,916	291,942	291,387	192,654

Total Liabilities	1,856,135	1,932,740	1,957,483	1,952,334	1,897,958

Common stock, $1 par value	11,499	11,499	11,499	11,499	11,499
Additional paid-in capital	108,866	108,795	108,794	108,633	108,769
Retained earnings	120,087	117,670	112,911	108,601	104,198
Treasury stock, at cost	(15,427)	(13,583)	(10,051)	(8,341)	(7,124)
Accumulated other comprehensive (loss) income	(16,047)	(7,283)	(5,990)	(4,131)	495

Total Stockholders’ Equity	208,978	217,098	217,163	216,261	217,837

Total Liabilities and Stockholders’ Equity	$2,065,113	$2,149,838	$2,174,646	$2,168,595	$2,115,795

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
	(Dollars in Thousands)
Ratios
Return on average assets	1.21%	1.43%	1.34%	1.40%	1.42%
Return on average equity	11.66%	13.95%	13.31%	13.56%	13.33%
Return on average tangible equity	17.53%	20.67%	18.86%	19.12%	18.92%
Net interest margin	3.78%	3.75%	3.70%	3.78%	3.98%
Efficiency ratio for the quarter (a)	58.00%	51.22%	52.14%	50.25%	51.13%
Efficiency ratio year-to-date (a)	58.00%	51.20%	51.18%	50.69%	51.13%
Equity as a percent of total assets at end of period	10.12%	10.10%	9.99%	9.97%	10.30%
Average earning assets as a percentage of average total assets	89.10%	89.61%	90.23%	90.47%	90.39%
Average loans as a percentage of average deposits	87.68%	88.49%	87.91%	88.82%	90.90%

Average Balances
Investments	$635,350	$684,227	$678,790	$645,266	$552,383
Loans	1,205,481	1,238,620	1,246,530	1,253,679	1,265,628
Earning assets	1,863,433	1,932,481	1,958,858	1,931,247	1,841,235
Total assets	2,091,397	2,156,484	2,171,036	2,134,612	2,037,006
Deposits	1,374,853	1,399,690	1,417,922	1,411,476	1,392,309
Interest-bearing deposits	1,161,881	1,178,833	1,188,470	1,176,940	1,162,735
Borrowings	477,903	516,635	515,775	484,410	408,726
Interest-bearing liabilities	1,639,784	1,695,468	1,704,245	1,661,350	1,571,461
Equity	217,679	220,520	218,049	219,989	216,807
Tax equivalent net interest income	17,491	18,265	18,281	18,186	18,057

(a)	Excludes securities gains/losses, intangible amortization, foreclosed property expenses, non-recurring income and expense items, and includes tax equivalency adjustment.

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
	(Dollars in Thousands)
Summary of Loan Loss Experience
Allowance for Loan Losses:
Beginning balance	$12,833	$13,190	$13,934	$14,510	$14,549
Provision for Loan Losses	323	717	—	—	—
Charge-offs	(966)	(1,482)	(1,009)	(911)	(893)
Recoveries	672	408	265	335	854

Net charge-offs	(294)	(1,074)	(744)	(576)	(39)

Ending balance	$12,862	$12,833	$13,190	$13,934	$14,510

Summary of Asset Quality
Nonaccrual loans	$3,137	$2,923	$2,869	$2,910	$4,074
Loans 90 days or more past due and still accruing	—	—	—	—	—

Total non-performing loans	3,137	2,923	2,869	2,910	4,074

Other real estate owned	400	545	211	593	600

Total non-performing assets	$3,537	$3,468	$3,080	$3,503	$4,674

Restructured loans	$239	$245	$253	$256	$265

Asset Quality Ratios
Non-performing loans as a percentage of loans held for investment	0.27%	0.24%	0.23%	0.23%	0.32%
Non-performing assets as a percentage of:
Total assets	0.17%	0.16%	0.14%	0.16%	0.22%
Loans held for investment plus other real estate owned	0.30%	0.28%	0.25%	0.28%	0.37%
Annualized net charge-offs as a percentage of average loans held for investment	0.10%	0.34%	0.24%	0.18%	0.01%
Allowance for loan losses as a percentage of loans held for investment	1.09%	1.05%	1.06%	1.12%	1.15%
Ratio of allowance for loan losses to nonaccrual loans	4.10	4.39	4.60	4.79	3.56

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Three Months Ended March 31,
	2008			2007
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in Thousands)
Earning Assets

Loans Held for Investment (2)	$1,205,481	$21,258	7.09%	$1,265,628	$23,530	7.54%
Securities Available for Sale	623,275	8,998	5.81%	532,618	7,537	5.74%
Held to Maturity Securities	12,075	242	8.06%	19,765	387	7.94%
Interest-bearing Deposits with Banks	22,602	180	3.20%	23,224	274	4.78%

Total Earning Assets	1,863,433	$30,678	6.62%	1,841,235	$31,728	6.99%
Other Assets	227,964			195,771

Total	$2,091,397			$2,037,006

Interest-bearing Liabilities
Interest-bearing Demand Deposits	$162,175	$76	0.19%	$145,960	$112	0.31%
Savings Deposits	327,061	1,487	1.83%	319,660	1,674	2.12%
Time Deposits	672,645	7,178	4.29%	697,115	7,514	4.37%
Fed Funds Purchased & Repurchase Agreements	201,400	1,513	3.02%	214,455	2,034	3.85%
FHLB Borrowings & Other Long-term Debt	276,503	2,933	4.27%	194,271	2,337	4.88%

Total Interest-bearing Liabilities	1,639,784	13,187	3.23%	1,571,461	13,671	3.53%
Noninterest-bearing Demand Deposits	212,972			229,574
Other Liabilities	20,962			19,164
Stockholders’ Equity	217,679			216,807

Total	$2,091,397			$2,037,006

Net Interest Income		$17,491			$18,057

Net Interest Rate Spread (3)			3.39%			3.46%

Net Interest Margin (4)			3.78%			3.98%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.